EXHIBIT 10.3

RESOLUTION OF THE BOARD OF DIRECTORS

OF

Ingen Technologies, Inc.

The undersigned, being members of the Board of Directors of Ingen Technologies, Inc., a Georgia Corporation, do hereby declare and state that they consent to and hereby adopt the following resolutions and/or the following actions:

RESOLVED: According to the Board of Director meeting on March 19th, 2015, the Board unanimously agreed to offer new Employment Agreements to David S Hanson and Gary B Tilden. The Employment Agreements were revised to insure accuracy and updated to correspond with the current employment status.

I certify that the Corporation is duly organized and existing and has the power to take action called for by the above Resolution dated March 21, 2015.

Acknowledged by:

By: /s/ Gary B. Tilden	3/21/2015
Gary Tilden, Chairman of the Board	Date

By:/s/ David S. Hanson	3/21/2015
David Hanson, CEO	Date

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EMPLOYMENT AGREEMENT

This Agreement is dated this 19th day of March, 2015 by and between Gary B Tilden, (Tilden) whose principal address is 3260 Blackhawk Circle, Riverside, CA 92503, and Ingen Technologies, Inc. ("INGEN"), a Georgia Corporation, located at 3410 La Sierra Avenue, Suite F507, Riverside CA 92503; and is hereinafter referred to as the (“Company”).

I

RECITALS

A.	Whereas; INGEN desires to enter into an Employment Agreement (“Agreement)” with Tilden to serve as the Chairman of the Board and the Chief Operations Officer (“COO”) of INGEN.
B.	Whereas: INGEN's Board of Directors held a meeting of the Board on March 19, 2015 at which time the Board unanimously voted to re-appoint Tilden as the Company’s Chairman of the Board reporting directly to and responsible to the Board of Directors
C.	Whereas; Mr. Tilden is also the Chief Operating Officer (COO), a corporate officer of the company responsible for helping manage the day-to-day activities of the corporation working closely with the CEO to ensure continuity and flow of the company operations.
D.	Whereas; INGEN and Tilden have reviewed this Agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement.
E.	Whereas; each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

II

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Acceptance: The Board of Directors have a majority vote to appoint Gary Tilden as the Chairman of the Board and Chief Operations Officer (COO) of Ingen Technologies, Inc. and Mr. Tilden has accepted the appointment and position as Chairman of the Board and Chief Operations Officer (COO) of Ingen Technologies Inc.
2.	Term: The term of this Agreement is for a minimum of one (1) year renewable by Tilden, upon approval by the full Board of Directors, for an additional one (1) year term.
3.	Compensation, Bonuses, Commissions & Benefits:

a. Annual Salary: An Annual Salary of $144,000 to be paid in monthly increments of $12,000. If the company is unable to pay Tilden’s salary at any time during the term of this contract, said salary shall be accrued with interest of 6% and converted to a debenture at any time with conversion features of 40% discount to market price.

b. Salary Increase Provision: Annual salary can be adjusted by both parties based upon economic changes.

c. Stock Bonus: The Company agrees to an annual issuance of Preferred Series-A-Stock in PAR of $50,000.00 per year and to be issued at the rate of 25% per quarter during the first year of employment and for every year of employment thereafter. Tilden may also receive additional stock and other compensation upon meeting specific goals set forth by the Board of Directors related to his responsibility as COO of INGEN.

d. Expenses: INGEN shall either pay directly or reimburse Tilden for all generally accepted business expenses.

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e. Benefits:

1. The Company is to provide Officer and Director Insurance to the Chairman/ COO when the company is in the financial position to properly fund such insurance.

2. The Company will provide an individual health insurance package that includes medical, dental and vision care provisions when the company is in the financial position to properly fund such insurance.

4.	Confidentiality:

a.	This Agreement. The provisions of this Agreement are confidential and private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction.
b.	Proprietary Information. Tilden agrees and acknowledges that during the course of this Agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of INGEN.
c.	Such confidential and/or proprietary information includes, but is not limited to the following of INGEN: its agents, contractors, employees and all affiliates; corporate and/or financial information and records of INGEN or any client, customer or associate of INGEN; information regarding others under contract, or in contact with, INGEN; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information; documents regarding INGEN’s website and any INGEN product, including intellectual property.
d.	Tilden represents and warrants to INGEN that he will not divulge confidential, proprietary information of INGEN to anyone or anything without the advance, express consent of INGEN, and further will not use any proprietary information of INGEN for his or anyone else's gain or advantage during and after the term of this Agreement.

5.	Further Representations and Warranties: Tilden acknowledges that this is an employment position and represents that he will perform his duties and functions herein in a timely, competent and professional manner. Tilden represents and warrants that he will be fair in his dealing with INGEN and will not knowingly do anything against the interests of INGEN.
6.	Survival of Warranties and Representations: The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.
7.	Termination: This agreement is expressly not “at will.” It can be terminated by INGEN only for cause, after reasonable notice and opportunity to correct any alleged deficiencies. Tilden may request a hearing of the full Board of Directors to defend himself against any attempt of INGEN to terminate this Agreement. Any final determination of termination must be made by majority vote of the INGEN Board of Directors (after such a hearing, if requested). Tilden must give at least 30-days notice if he intends to resign.

III

MISCELLANEOUS PROVISIONS

1.	Expenses: Each party shall bear its respective costs, fees and expenses associated with the entering into or carrying out its obligations under this Agreement.
2.	Indemnification: Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

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3.	Notices: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

Company:	David S Hanson, CEO
Ingen Technologies, Inc
3410 La Sierra Avenue.
Suite F507
Riverside, CA 92503

COO:	Gary B. Tilden
3410 La Sierra Avenue.
Suite F507
Riverside, CA 92503

4.	Breach: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.
5.	Assignment: This Agreement is assignable only with the written permission of both parties.
6.	Amendment: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto, if any, are deemed to be a part hereof.
7.	Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.
8.	Enforcement: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration within Riverside County, California. Arbitration shall be governed by the rules of the American Arbitration Association. The arbitrator(s) may award reasonable attorneys fees and costs to the prevailing party. Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within Riverside County, California.
9.	Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement set forth herein.

By: /s/ David S. Hanson	March 19, 2015
David S. Hanson – CEO	Date

By: /s/ Gary B. Tilden	March 19, 2015
Gary B. Tilden – Chairman/COO	Date

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EMPLOYMENT AGREEMENT

This Agreement is dated this 19th day of March, 2015 by and between David S. Hanson, (“Hanson”) whose principal address is 11733 Arbogast Ranch Road, Nevada City, CA 95959, and Ingen Technologies, Inc. ("INGEN"), a Georgia Corporation, located at 3410 La Sierra Avenue, Suite F507, Riverside CA 92503; and is hereinafter referred to as the (“Company”).

I

RECITALS

A.	Whereas; INGEN desires to enter into an Employment Agreement (“Agreement)” with Hanson to serve as the Chief Executive Officer (“CEO”) of INGEN.
B.	Whereas: INGEN's Board of Directors held a meeting of the Board on March 19, 2015 at which time the Board unanimously voted to appoint Hanson to become the CEO and a Corporate Officer of the Company responsible for managing the daily operations of the Company, reporting directly to and responsible to the Board of Directors while working closing with the Chairman of the Board of Directors.
C.	Whereas; The Board of Directors, working closely with the CEO will help create, give guidance, and approve the overall direction, goals and strategies of the Company.
D.	Whereas; INGEN and Hanson have reviewed this Agreement and any documents delivered pursuant hereto and have taken such additional steps and reviewed such additional documents and information as deemed necessary to make an informed decision to enter into this Agreement.
E.	Whereas; each of the parties hereto desires to make certain representations, warranties and agreements in connection herewith and also to describe certain conditions hereto.

II

AGREEMENT

Now therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.	Acceptance: The Board of Directors have a majority vote to appoint David S Hanson as the Chief Executive Officer (CEO) of Ingen Technologies, Inc., and Mr. Hanson has accepted the appointment and position as Chief Executive Officer (CEO) of Ingen Technologies, Inc.
2.	Term: The term of this Agreement is for a minimum of one (1) year renewable by Hanson, upon approval by the full Board of Directors, for an additional one (1) year term.
3.	Compensation, Bonuses, Commissions & Benefits:

a.	Annual Salary: An Annual Salary of $144,000 to be paid in monthly increments of $12,000 to be paid before the 10th of each month, and may be accrued with interest of 6% and converted to a debenture at any time with conversion features of 40% discount to market price.
b.	Salary Increase Provision: Annual salary can be adjusted by both parties based upon economic changes.
c.	Stock Bonus: The Company agrees to an annual issuance of Preferred Series-A-Stock in PAR of $50,000 per year to be issued at the rate of 25% per quarter during the first year of employment and for every year of employment thereafter. Hanson may also receive additional stock and other compensation upon meeting specific goals set forth by the Board of Directors related to his responsibility as CEO of INGEN.
d.	Expenses: INGEN shall either pay directly or reimburse Hanson for all generally accepted business expenses.

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e.	Benefits:

1.	The Company is to provide Officer and Director Insurance to the CEO when the company is in the financial position to properly fund such insurance.
2.	The Company will provide an individual health insurance package that includes medical, dental and vision care provisions when the company is in the financial position to properly fund such insurance.
4.	Confidentiality:

F.	This Agreement. The provisions of this Agreement are confidential and private and are not to be disclosed to outside parties (except on a reasonable need to know basis only) without the express, advance consent of all parties hereto or by order of a court of competent jurisdiction.
G.	Proprietary Information. Hanson agrees and acknowledges that during the course of this Agreement in the performance of his duties and responsibilities that he will come into possession or knowledge of information of a confidential nature and/or proprietary information of INGEN.
H.	Such confidential and/or proprietary information includes, but is not limited to the following of INGEN: its agents, contractors, employees and all affiliates; corporate and/or financial information and records of INGEN or any client, customer or associate of INGEN; information regarding others under contract, or in contact with, INGEN; customer information; client information; shareholder information; business contacts, investor leads and contacts; employee information; documents regarding INGEN’s website and any INGEN product, including intellectual property.
I.	Hanson represents and warrants to INGEN that he will not divulge confidential, proprietary information of INGEN to anyone or anything without the advance, express consent of INGEN, and further will not use any proprietary information of INGEN for his or anyone else's gain or advantage during and after the term of this Agreement.

5.	Further Representations and Warranties: Hanson acknowledges that this is an employment position and represents that he will perform his duties and functions herein in a timely, competent and professional manner. Hanson represents and warrants that he will be fair in his dealing with INGEN and will not knowingly do anything against the interests of INGEN.
6.	Survival of Warranties and Representations: The parties hereto agree that all warranties and representations of the parties survive the closing of this transaction.
7.	Termination: This agreement is expressly not “at will.” It can be terminated by INGEN only for cause, after reasonable notice and opportunity to correct any alleged deficiencies. Hanson may request a hearing of the full Board of Directors to defend himself against any attempt of INGEN to terminate this Agreement. Any final determination of termination must be made by majority vote of the INGEN Board of Directors (after such a hearing, if requested). Hanson must give at least 30-days notice if he intends to resign.

III

MISCELLANEOUS PROVISIONS

8.	Expenses: Each party shall bear its respective costs, fees and expenses associated with the entering into this Agreement.
9.	Indemnification: Any party, when an offending party, agrees to indemnify and hold harmless the other non-offending parties from any claim of damage of any party or non-party arising out of any act or omission of the offending party arising from this Agreement.

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10.	Notices: All notices required or permitted hereunder shall be in writing and shall be deemed given and received when delivered in person or sent by confirmed facsimile, or ten (10) business days after being deposited in the United States mail, postage prepaid, return receipt requested, addressed to the applicable party as the address as follows:

Company:	Gary B. Tilden, Chairman of the Board & COO
Ingen Technologies, Inc
3410 La Sierra Avenue.
Suite F507
Riverside, CA 92503

CEO:	David S. Hanson
3410 La Sierra Avenue.
Suite F507
Riverside, CA 92503

11.	Breach: In the event of a breach of this Agreement, ten (10) days written notice (from the date of receipt of the notice) shall be given. Upon notice so given, if the breach is not so corrected, the non-breaching party may take appropriate legal action per the terms of this Agreement.
12.	Assignment: This Agreement is assignable only with the written permission of both parties.
13.	Amendment: This Agreement is the full and complete, integrated agreement of the parties, merging and superseding all previous written and/or oral agreements and representations between and among the parties, and is amendable in writing upon the agreement of all concerned parties. All attachments hereto, if any, are deemed to be a part hereof.
14.	Interpretation: This Agreement shall be interpreted as if jointly drafted by the parties. It shall be governed by the laws of the State of California applicable to contracts made to be performed entirely therein.
15.	Enforcement: If the parties cannot settle a dispute between them in a timely fashion, either party may file for arbitration within Riverside County, California. Arbitration shall be governed by the rules of the American Arbitration Association. The arbitrator(s) may award reasonable attorneys fees and costs to the prevailing party. Either party may apply for injunctive relief or enforcement of an arbitration decision in a court of competent jurisdiction within Riverside County, California.
16.	Counterparts: This Agreement may be executed in counterparts each of which shall be deemed an original and all of which together shall constitute one and the same agreement. Facsimile signatures shall be considered as valid and binding as original signatures.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above and agree to all of the terms and conditions of this Agreement set forth herein.

By: /s/ David S. Hanson	March 19, 2015
David S. Hanson – CEO	Date

By: /s/ Gary B. Tilden	March 19, 2015
Gary B. Tilden – Chairman/COO	Date

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